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                                                                    EXHIBIT 10.1


                       MURDOCK COMMUNICATIONS CORPORATION
                           SECOND AMENDED AND RESTATED
                             STOCK OPTION AGREEMENT

         THIS SECOND AMENDED AND RESTATED STOCK OPTION AGREEMENT, effective as of June 30, 1998, is between THOMAS E. CHAPLIN ("Optionee") and MURDOCK COMMUNICATIONS CORPORATION (the "Corporation").

                                    RECITALS

                  A. The Company and Optionee desire to enter into this Agreement to amend and restate the terms and conditions of the options previously granted to Optionee on April 4, 1997 (the "Original Grant Date"), as first amended and restated on April 3, 1998.

                  B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

                                   AGREEMENTS

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. Grant of Option. The Corporation hereby grants to Optionee, on the terms and subject to the conditions provided in this Agreement, a Non-Statutory Option to purchase all or any part of up to 400,000 shares of the Corporation's Common Stock. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

                  2. Option Term. This option shall have a term of ten (10) years measured from the Original Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

                  3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee or in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.



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                  4.    Exercisability/Vesting.

                        (a) The percentage of Option Shares that are available for purchase upon exercise of the option granted hereby shall be in accordance with the Vesting Schedule attached as Exhibit A. Such option shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraphs 5 or 6. Any option for unvested Option Shares shall lapse and be forfeited upon Optionee's cessation of Service prior to vesting of those Option Shares.

                        (b) Optionee shall, in accordance with the Vesting Schedule, vest in the Option Shares in installments over his period of Service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 6. In no event, however, shall any additional Option Shares vest following Optionee's cessation of Service.

                  5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                        (i) Should Optionee cease to remain in Service for any reason (other than death or because of a termination for Cause) while this option is outstanding, then, to the extent Optionee would have been entitled to exercise this option immediately prior to cessation of Service, Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise the option for Option Shares vested as of the cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.

                        (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

                        (iii) Should Optionee's Service be terminated for Cause, then this option (including all vested and unvested portions) shall terminate immediately and cease to remain outstanding.

                        (iv) During the limited post-Service exercise period, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested in accordance with the Vesting Schedule. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent




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Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                        (v) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

                  6.    Special Termination of Option.

                        (a) All the Option Shares subject to this option at the time of a Corporate Transaction, but not otherwise vested, shall automatically vest so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares and may be exercised for any or all of the Option Shares.

                        (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding.

                        (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                  9.    Manner of Exercising Option.

                        (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:







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                        (i)   Pay the aggregate Exercise Price for the purchased
shares in cash or check made payable to the Corporation.

                        (ii)  Furnish to the Corporation appropriate
documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                        (iii) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

                        (iv) Make appropriate arrangements with the Corporation for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                        (v) Execute such other agreements as the Corporation may reasonably deem appropriate.

                        (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                        (c) In no event may this option be exercised for any fractional shares.

                  10.   Compliance with Laws and Regulations.

                        (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market or Small Cap Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                        (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock, as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

                  11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and






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be binding upon, the Corporation and its successors and assigns and Optionee,
Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

                  12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line below. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                  13. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                                   MURDOCK COMMUNICATIONS CORPORATION

                                   BY     /s/ Guy O. Murdock
                                     ------------------------------------------
                                     Guy O. Murdock, Chairman

                                          /s/ Thomas E. Chaplin
                                   --------------------------------------------
                                     Thomas E. Chaplin









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                                    APPENDIX


         The following definitions shall be in effect under the Agreement:

         A.   Agreement shall mean this Stock Option Agreement.

         B.   Board shall mean the Corporation's Board of Directors.

         C. Cause shall be determined by the Board and shall mean fraud, dishonesty, acts of negligence in the course of employment with the Corporation, misrepresentation to the shareholders or directors of the Corporation, commission of a felony or a failure, other than by reason of death or disability, to follow and/or perform a specific directive of the Board. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

         D.   Code shall mean the Internal Revenue Code of 1986, as amended.

         E.   Common Stock shall mean the Corporation's common stock.

         F. Corporate Transaction shall mean (i) either of the following stockholder-approved transactions to which the Corporation is a party:

              (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

              (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets, and

              (c) the sale of outstanding securities possessing more than 50% of the total combined voting power of the Corporation to a person or persons different than the persons (or any combination thereof) holding those securities immediately prior to such transaction.

         G.   Corporation shall mean Murdock Communications Corporation.

         H. Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable state domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.








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         I.   Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

         J. Exercise Price shall, except as otherwise indicated on Exhibit A, mean $2.25 per share, the Fair Market Value of the Common Stock on April 3, 1998.

         K.   Expiration Date shall mean April 4, 2007.

         L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

              (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         M. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

         N. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

         O. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in Paragraph 1.

         P.   Optionee shall mean Thomas E. Chaplin.

         Q.   Original Grant Date shall mean April 4, 1997.







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        R.    Plan Administrator shall mean either the Board or the Compensation
Committee of the Board.

         S. Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

         T. Service shall mean Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee.

         U. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

         V. Vesting Schedule shall mean the vesting schedule attached as Exhibit A, as such vesting schedule is subject to acceleration in the event of a Corporate Transaction.







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                                    EXHIBIT A

Vesting Schedule
----------------

         The percentage of Option Shares that are available for purchase upon exercise of the option granted hereby shall be as follows:

-        75,000 shares vest on April 4, 1997.

-        50,000 shares vest on April 4, 1998.

-        50,000 shares vest on April 4, 1999.

- 75,000 shares vest upon achievement by the Corporation of quarterly operating revenue, operating income and pre-tax earnings
         (loss) targets set forth in a budget that has been approved by the Board prior to the beginning of such quarter.

- 75,000 shares vest upon the completion of the Corporation's first profitable fiscal quarter, excluding, for the purposes of such calculation, extraordinary income and gains. THE EXERCISE PRICE FOR THE PORTION OF THE OPTION RELATING TO THESE 75,000 SHARES SHALL BE $2.9375 PER SHARE, THE FAIR MARKET VALUE OF THE COMMON STOCK ON THE DATE SUCH OPTION SHARES VESTED.

- 75,000 shares vest on December 31, 1998. THE EXERCISE PRICE FOR THE PORTION OF THE OPTION RELATING TO THESE 75,000 SHARES SHALL BE $3.50 PER SHARE.